1 amerantbank.com February 14, 2023 Investor Update

2 amerantbank.com Important Notices and Disclaimers Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward- looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021, our quarterly reports on Form 10-Q for the quarter ended March 31, 2022, June 30, 2022, and September 30, 2022 and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three and twelve month periods ended December 31, 2022 and the three month period ended December 31, 2021, may not reflect our results of operations for our fiscal year ended, or financial condition as of December 31, 2022, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non- GAAP financial measures, such as “pre-provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expenses”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, and “tangible stockholders’ equity book value per common share”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures” and they should not be considered in isolation or as a substitute for the GAAP measures presented herein. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our businesses. Our management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance, especially in light of the additional costs we have incurred in connection with the Company’s restructuring activities that began in 2018 and continued in 2022, including the effect of non-core banking activities such as the sale of loans and securities, the valuation of securities, derivatives, loans held for sale and other real estate owned, the sale of our corporate headquarters in the fourth quarter of 2021, and other non-routine actions intended to improve customer service and operating performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 2 reconciles these non-GAAP financial measures to reported results.

3 amerantbank.com 2022 - Year in Review – Total assets grew $1.5 billion during 2022, ending at $9.1 billion as of 4Q22 – Loans and deposits increased at record pace of approximately 25% YoY, while maintaining 98% Loan-to-Deposit ratio – Reported record Core Pre-Provision Net Revenue ("PPNR")(1) of $105.5 million – Expanded brand awareness becoming: ▪ Official Hometown Bank of the Miami Hurricanes (April 2022) ▪ Official Bank of the Miami HEAT (July 2022) ▪ Official Bank of the Florida Panthers (November 2022) – Continued to build-out senior management team (four senior executive appointments, including a new Head of Consumer Banking, a Chief Digital Officer, a new Chief Legal and Administrative Officer, and a new Chief People Officer) – Added key business development personnel – Opened office in Tampa, FL to grow our commercial banking presence in this market – Launched domestic private banking line of business by adding and building upon our team to focus on large private banking relationships – Issued inaugural ESG Report – Successfully completed the Company's second $50 million Class A Common Stock repurchase program; BOD recently authorized a new program for up to $25 million of its shares of Class A common stock – Completed placement of $30 million of 4.25% fixed-to-floating rate subordinated notes – Became a large accelerated filer, exited emerging growth company status and adopted the Current Expected Credit Loss ("CECL") accounting standard (1) Non-GAAP Financial Measure. See Appendix 2 for a reconciliation to GAAP

4 amerantbank.com Looking Ahead - 2023 – Remain Deposits First focused throughout the year – Opening new banking centers: ▪ Key Biscayne, FL location expected to open in 2Q23 ▪ Downtown Miami and Ft. Lauderdale, FL locations expected to open in 3Q23 ▪ Tampa - awaiting OCC approval for a single location – Moving into highly efficient operation center in Miramar, FL by 1Q23 – Completing core system conversion to FIS in May 2023 – Launching new Amerant website in February 2023 – $25 million Class A common stock share repurchase program in place – Positioning the bank to cross $10 billion in total assets – Continuing to add key business development personnel in C&I, Private Banking, Wealth and Treasury management teams in all three markets we serve – Expect to appoint new Head of Commercial Banking by no later than June 30, 2023 to complete senior leadership build-out

5 amerantbank.com Why Amerant? – Established franchise with high scarcity value; presence in attractive, high-growth markets of South Florida, Tampa and Houston – Track record for quality growth and achieving targets – Strong and diverse deposit base; deposits first focus – Significant fee income opportunities from wealth management and mortgage businesses – Strong Allowance for Credit Losses; improved coverage after CECL implementation – Dynamic management team focused on building strong relationships with customers – Executing on digital transformation – Well capitalized; committed to enhancing shareholder returns via dynamic capital management – Executing on recently developed ESG program; focused on making ESG part of Company's DNA

6

Amerant at A Glance

History	• Founded in 1979 • Completed IPO in Dec. 2018 • Rebranded as Amerant in June 2019
Headquarters	• Coral Gables, FL
Employees	• 692 FTEs (Ex-MTG: 624 / MTG: 68)
Footprint	• 23 banking centers throughout South Florida and Houston
Assets	• $9.13 billion
Market Share	• Largest community bank headquartered in Florida
Deposits	• $7.0 billion
AUM	• $2.0 billion under management/ custody

Geographic Mix

December 31, 2022

Loans by country of risk


1%
99%

Deposits


34%
66%

Domestic International

Financial Highlights

(in millions, except per share data and percentages)	2022	2021	2020	2019
Balance Sheet				
Assets	$ 9,128	$ 7,638	$ 7,771	$ 7,985
Loans	$ 6,920	$ 5,568	$ 5,842	$ 5,744
Deposits	$ 7,044	$ 5,631	$ 5,732	$ 5,757
Tangible Common Equity (1)	$ 683	$ 809	$ 762	$ 813
Income Statement				
Net Income (Loss) attributable to the Company (2)	$ 63.3	$ 112.9	$ (1.7)	$ 51.3
Core Net Income (Loss) (1)	$ 72.5	$ 66.8	$ (7.0)	$ 51.8
Core Pre-provision net revenue (1)	$ 105.5	$ 69.9	$ 71.0	$ 61.4
Net Income (Loss) per Share - Basic	$ 1.87	$ 3.04	$ (0.04)	$ 1.21
Core Net Income (Loss) per Share - Basic (1)	$ 2.14	$ 1.80	$ (0.17)	$ 1.22
ROA	0.77 %	1.50 %	(0.02)%	0.65 %
Core ROA (1)	0.88 %	0.89 %	(0.09)%	0.65 %
ROE	8.45 %	14.19 %	(0.21)%	6.43 %
Core ROE (1)	9.67 %	8.39 %	(0.83)%	6.49 %
Efficiency Ratio (3)	72.3 %	60.9 %	68.0 %	77.5 %
Core Efficiency Ratio (1)(3)	68.1 %	74.0 %	70.1 %	76.9 %
Capital				
Common Equity Tier 1 Capital Ratio	10.1 %	12.5 %	11.7 %	12.6 %
Tangible Common Equity Ratio	7.5 %	10.6 %	9.8 %	10.2 %
Stockholders' Book Value per Common Share	$ 20.87	$ 23.18	$ 20.70	$ 19.35
Tangible Book Value per Common Share (1)	$ 20.19	$ 22.55	$ 20.13	$ 18.84
Asset Quality				
Non-performing Assets (4) / Assets	0.41 %	0.78 %	1.13 %	0.41 %
Net charge offs / Average Total Loans Held for Investment(5)	0.32 %	0.44 %	0.52 %	0.11 %

(1) See Appendix 2 "Non-GAAP Financial Measures Reconciliations" for a reconciliation of this non-GAAP financial measures to their GAAP counterparts.
(2) Excludes minority interest in Amerant Mortgage LLC. in the years 2022 and 2021. The minority interest share changed from 49% to 42.6% in the first quarter of 2022 and then from 42.6% to 20% in the second quarter of 2022. In connection with the change in minority interest share in the second quarter of 2022, the Company reduced its additional paid-in capital for a total of $1.9 million with a corresponding increase to the equity attributable to noncontrolling interests.
(3) Efficiency ratio is the result of noninterest expense divided by the sum of noninterest income and net interest income
(4) Non-performing assets include all accruing loans past due 90 days or more, all nonaccrual loans, restructured loans that are considered "troubled debt restructurings" or "TDRs", and OREO properties acquired through or in lieu of foreclosure
(5) Calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan origination fees and costs, excluding the allowance for loan losses

amerantbank.com

AMERANT

7

Growing and Attractive Markets

Banking Center Footprint [1]

December 31, 2022

Florida

16 banking centers



Texas

7 banking centers



Deposit Market Share [2]

June 30, 2022

Market	Deposits ($mm)	% of AMTB	Market Share %
Miami-Dade, FL [3]	5,195	82.8	2.6
Broward, FL	$367	5.8	0.5
Palm Beach, FL	$105	1.7	0.1
Florida	**$ 5,666**	**90.3 %**	**3.2 %**

Market	Deposits ($mm)	% of AMTB	Market Share %
Harris, TX [4][5]	608	9.7	0.6
Texas	**$ 608**	**9.7 %**	**0.6%**

Market Demographics

2012 – 2022 Population Change



10.7%
18.7%
6.8%
Miami
Houston
U.S.

2022 – 2027 Est. Population Change



4.0%
6.0%
3.2%
Miami
Houston
U.S.

Amerant is the largest community bank in the Miami-Dade MSA [6]

(1) The Company closed its Wellington banking center on October 15, 2021 and its Pembroke Pines banking center on October 17, 2022
(2) Deposit Market Share data as of June 30, 2022.
(3) Includes brokered deposits of $365.8 million as of June 30, 2022
(4) Includes the Katy, TX banking center. The city of Katy is in Harris, Fort Bend, and Waller Counties and the new facility serves nearby areas of these counties
(5) Our Sugar Land, TX banking center also serves Fort Bend County and our Katy, TX banking center lies adjacent to this market
(6) Community banks include those with less than $10 billion in assets

Sources: Deposit data from FDIC as of June 30, 2022 (Bank-level). Market demographics, and county data and market share from S&P Global. Market Intelligence as of June 30, 2022

amerantbank.com

AMERANT

8 amerantbank.com New Banking Centers University Place, Houston Key Biscayne, FL Downtown Miami, FL Opened 10/31/2022 Expected to Open 2Q23 Expected to Open 3Q23

9 amerantbank.com Partnerships

10 amerantbank.com ESG Framework To visit our ESG website and see our 2021 Sustainability Report, please follow this link: https://www.amerantbank.com/esg

11 amerantbank.com ESG - Our Commitment

12 amerantbank.com 65.36% 58.42% 3Q22 4Q22 20.0% 19.4% 3Q22 4Q22 11.34% 10.89% 3Q22 4Q22 3.61% 3.96% 3Q22 4Q22 Focused on Key Performance Metrics NIB Deposits/ Total Deposits Tier 1 Capital Ratio Higher Operating Profitability Rationalizing Cost Structure (1) Calculated based upon the average daily balance of total assets (2) Calculated based upon the average daily balance of stockholders' equity (3) Excludes loans held for sale (4) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. 0.83% 1.22% 3Q22 4Q22 ACL / Total Loans Held for Investment (3) 1.00% 0.83% 3Q22 4Q22 ROA (1) 11.28% 10.33% 3Q22 4Q22 NIB Deposits/ Total Deposits Tier 1 Capital Ratio Net Interest Margin Efficiency Ratio ALL / Total Loans held for investment (3) ROA (1) ROE (2) Excluding one-time items ($2.4 million in non-routine expenses and $9.1 million in non-routine noninterest income items in 4Q22), the core metrics were as follow during 4Q22: • Core Efficiency Ratio(4) was 61.34% compared to 64.14% in 3Q22 • Core ROA(4) was 0.60% compared to 1.01% in 3Q22 • Core ROE(4) was 7.49% compared to 11.47% in 3Q22 ROE (2)

13 amerantbank.com • All capital ratios are above "well capitalized" levels • Cash dividend of $0.09 per share of Amerant common stock paid out on November 30, 2022 Performance Highlights 4Q22 Capital Business • Net income attributable to the Company of $18.8 million(1) in 4Q22 compared to $20.9 million in 3Q22 • Core pre-provision net revenue (PPNR)(2) was $37.8 million in 4Q22 compared to $30.3 million in 3Q22 • Diluted earnings per share (EPS) was $0.55(1) in 4Q22 compared to $0.62 in 3Q22 • Core diluted EPS(2) was $0.40 in 4Q22 compared to $0.63 in 3Q22 • Net Interest Margin ("NIM") was 3.96% in 4Q22 compared to 3.61% in 3Q22 Earnings (1) Net income attributable to the Company results in $22.0 million, or $0.65 per diluted share, in the fourth quarter of 2022, excluding the CECL retroactive effect corresponding to the first, second and third quarters of 2022. The provision for credit losses attributable to the fourth quarter of 2022 is $16.9 million, excluding the CECL retroactive effect corresponding to the first, second and third quarters of 2022. In the fourth quarter of 2022, the Company adopted CECL and recorded the related impact on its ACL in 2022 through a provision for credit losses of $11.1 million. (2) Non-GAAP Financial Measure. See Appendix 2 for a reconciliation to GAAP. • Total assets increased $387.8 million, or 4.44%, to $9.1 billion compared to $8.7 billion as of 3Q22 • Total gross loans increased $416.3 million, or 6.40%, to $6.9 billion compared to $6.5 billion in 3Q22 • Average yield on loans increased to 5.85% in 4Q22 compared to 5.06% in 3Q22 • Total deposits were $7.0 billion, up $456.1 million, or 6.92% compared to $6.6 billion in 3Q22 • Average cost of total deposits increased to 1.38% in 4Q22 compared to 0.83% in 3Q22 • Core deposits were $5.3 billion, up $114.3 million, or 2.20%, compared to $5.2 billion as of 3Q22 • Loan to deposit ratio decreased to 98.23% in 4Q22 compared to 98.71% in 3Q22 • AUM totaled $2.0 billion, up $184.4 million, or 10.2%, from $1.8 billion in 3Q22

amerantbank.com Appendices

15

Appendix 1
Summary Financial Statements

(in millions)	As of December 31, 2022	2021	2020	2019
Assets				
Cash and cash equivalents	$290.6	$274.2	$214.4	$121.3
Total Securities [1]	1,311.1	1,293.7	1,307.6	1,666.5
Mortgage Loans Held for Sale, at fair value [2]	62.4	14.9	—	—
Loans held for sale, at lower of cost or fair value [3]	—	143.2	—	—
Loans held for investment, gross	6,857.2	5,409.4	5,842.3	5,744.3
Allowance for Credit Losses [4]	83.5	69.9	110.9	52.2
Loans held for invesment, net	6,773.7	5,339.5	5,731.4	5,692.1
Premises & Equipment, net [5]	41.8	37.9	110.0	128.8
Goodwill	19.5	19.5	19.5	19.5
Bank Owned Life Insurance	228.4	223.0	217.5	211.9
Other Assets [5] [6]	400.3	292.5	170.5	145.3
Total Assets	**$9,127.8**	**$7,638.4**	**$7,770.9**	**$7,985.4**
Liabilities				
Total Deposits	$7,044.2	$5,630.9	$5,731.6	$5,757.1
Advances from the Federal Home Loan Bank and Other Borrowings	$906.5	$809.6	1,050.0	1,235.0
Senior notes [7]	59.2	58.9	58.6	—
Subordinated notes [7]	29.3	—	—	—
Junior Subordinated Debentures Held by Trust Subsidiaries	64.2	64.2	64.2	92.2
Accounts Payable, Accrued Liabilities and Other Liabilities [6]	318.7	242.9	83.1	66.3
Total Liabilities	**$8,422.1**	**$6,806.5**	**$6,987.5**	**$7,150.7**
Stockholders' Equity				
Total Stockholders' Equity before noncontrolling interest	707.8	834.5	783.4	834.7
Noncontrolling interest [8]	(2.1)	(2.6)	—	—
Total Stockholders' Equity	**705.7**	**831.9**	**783.4**	**834.7**
Total Liabilities and Stockholders' Equity	**$9,127.8**	**$7,638.4**	**$7,770.9**	**$7,985.4**

(1) Includes debt securities available for sale, held to maturity, equity securities with readily determinable fair value not held for trading and trading securities. FHLB and FRB stock are included in "Other Assets"
(2) Loans held for sale in connection with Amerant Mortgage ongoing business.
(3) As of December 31, 2021, loans held for sale at the lower of fair value or cost consisted of New York commercial real estate ("CRE") loans. In 2022, the Company transferred the New York CRE loans held for sale to the loans held for investment category.
(4) In the fourth quarter of 2022, the Company adopted the Current Expected Credit Loss ("CECL") accounting standard using a modified retrospective approach. In addition, in the fourth quarter of 2022, the Company recorded the impact of CECL on its ACL in 2022 through a provision for credit losses of $11.1 million, including the retroactive effect of CECL for all previous quarterly periods in the year ended December 31, 2022. The Company has not elected to apply an available three-year transition provision to its regulatory capital computations as a result of its adoption of CECL in 2022.
(5) Includes the effect of the sale and lease-back of the Company's headquarters building in the fourth quarter of 2021.
(6) Includes the effect of adopting ASU 2016-02 (Leases) in 1Q21. As of December 31, 2022 and December 31, 2021, other assets include operating lease right-of-use assets of $140.0 million and $141.1 million, respectively. As of December 31, 2022 and December 31, 2021, other liabilities include total operating lease liability of $145.3 million and $143.0 million, respectively.
(7) The balances of Senior and Subordinated Notes are presented net of direct issuance costs which are deferred and amortized over 5 years and 10 years, respectively. On March 9, 2022, the Company completed a $30.0 million offering of subordinated notes with a 4.25% fixed-to-floating rate and due March 15, 2032 (the "Subordinated Notes"). The Subordinated Notes will initially bear interest at a fixed rate of 4.25% per annum, from and including March 9, 2022, to but excluding March 15, 2027, with interest payable semi-annually in arrears. From and including March 15, 2027, to but excluding the stated maturity date or early redemption date, the interest rate will reset quarterly to an annual floating rate equal to the then-current benchmark rate, which will initially be the three-month Secured Overnight Financing Rate ("SOFR") plus 251 basis points, with interest during such period payable quarterly in arrears. If three-month SOFR cannot be determined during the applicable floating rate period, a different index will be determined and used in accordance with the terms of the Notes. The Subordinated Notes have been structured to qualify as Tier 2 capital of the Company for regulatory capital purposes, and rank equally in right of payment to all of our existing and future subordinated indebtedness.
(8) The Company records net loss attributable to non-controlling interest in its consolidated statement of operations equal to the percentage of the economic or ownership interest retained in the interest of Amerant Mortgage, and presents non-controlling interest as a component of stockholders' equity on the consolidated balance sheets.

amerantbank.com

AMERANT

16 amerantbank.com Appendix 1 Summary Financial Statements (cont’d) Years Ended December 31, (in thousands) 2022 2021 2020 2019 Total Interest Income $338,776 $247,844 $260,554 $312,974 Total Interest Expense 72,111 42,703 71,002 99,886 Net Interest Income $266,665 $205,141 $189,552 $213,088 Provision (Reversal of) for Credit Losses 13,945 (16,500) 88,620 (3,150) Total Noninterest Income (1) 67,277 120,621 73,470 57,110 Total Noninterest Expense 241,413 198,242 178,736 209,317 Income (Loss) before Income Tax (Expense) Benefit 78,584 144,020 (4,334) 64,031 Income Tax (Expense) Benefit (1) (16,621) (33,709) 2,612 (12,697) Net Income (Loss) before attribution of noncontrolling interest $61,963 $110,311 ($1,722) $51,334 Noncontrolling interest (2) (1,347) (2,610) — — Net income (loss) attributable to Amerant Bancorp Inc. $63,310 $112,921 ($1,722) $51,334 (1) The Company sold its Coral Gables headquarters for $135 million, with an approximate carrying value of $69.9 million at the time of sale and transaction costs of $2.6 million. The Company leased- back the property for an 18-year term. The provision for income tax expense includes $16.1 million related to this transaction in the three months and year ended December 31, 2021. (2) The Company records net loss attributable to non-controlling interest in its consolidated statement of operations equal to the percentage of the economic or ownership interest retained in the interest of Amerant Mortgage, and presents non-controlling interest as a component of stockholders' equity on the consolidated balance sheets.

17 amerantbank.com Explanation of Certain Non-GAAP Financial Measures This presentation contains certain adjusted financial information or non-GAAP financial measures, including “pre-provision net revenue (PPNR)”, “core pre- provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expenses”, “core net income (loss)”, “core earnings (loss) per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, and “tangible stockholders’ equity (book value) per common share”. See below detailed information on adjustments included in this presentation: • the $1.7 million loss on the sale of the Beacon operations center during the fourth quarter of 2020 • the $2.8 million net gain on the sale of vacant Beacon land during the fourth quarter of 2019, • the $5.0 million, $11.9 million, $7.1 million and $15.4 million in restructuring expenses in 2019, 2020, 2021, and 2022, respectively, related to staff reduction costs, legal and consulting fees, rebranding costs, digital transformation costs, banking center closure expenses, contract termination costs and a lease impairment charge • the effect of non-core banking activities such as the sale of loans and securities, the valuation of securities, derivatives, loans held for sale and other real estate owned and other non-recurring actions intended to improve customer service and operating performance • the $62.4 million gain on the sale of the Company's headquarters building in 2021 The Company uses certain non-GAAP financial measures, within the meaning of SEC Regulation G, which are included in this Presentation to explain our results and which are used in our internal evaluation and management of the Company’s businesses. The Company’s management believes these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. The Company believes these are especially useful in light of the effects of restructuring expenses, as well as the sale of the Company's headquarters building in the fourth quarter of 2021, the sale of the Beacon operations center in the fourth quarter of 2020, the sale of the vacant Beacon land in the fourth quarter of 2019 and the effect of non-core banking activities such as the sale of loans and securities, the valuation of securities, derivatives, loans held for sale and other real estate owned and other non- recurring actions intended to improve customer service and operating performance. These as-adjusted measures are not in accordance with generally accepted accounting principles (“GAAP”). This Appendix 2 reconciles these adjustments to reported results. Appendix 2 Non-GAAP Financial Measures Reconciliations

18

Appendix 2
Non-GAAP Financial Measures Reconciliations (cont'd)*

(in thousands)

	Years Ended December 31, 2022	2021	2020	2019
Net income (loss) attributable to Amerant Bancorp Inc.	$ 63,310	$ 112,921	$ (1,722)	$ 51,334
Plus: provision for (reversal of) credit losses (1)	13,945	(16,500)	88,620	(3,150)
Plus: provision for income tax expense (benefit) (2)	16,621	33,709	(2,612)	12,697
Pre-provision net revenue (PPNR)	93,876	130,130	84,286	60,881
Plus: non-routine noninterest expense items	18,970	7,057	11,925	5,046
Less non-routine noninterest income items	(7,367)	(67,280)	(25,188)	(4,514)
Core pre-provision net revenue (Core PPNR)	$ 105,479	$ 69,907	$ 71,023	$ 61,413
Total noninterest income	$ 67,277	$ 120,621	$ 73,470	$ 57,110
Less: non-routine noninterest income items				
Less: gain on sale of Headquarters building (2)	—	62,387	—	—
Loss on sale of the Beacon operations center (3)	—	—	(1,729)	—
Derivative gains, net	455	—	—	—
Securities (losses) gains, net	(3,689)	3,740	26,990	2,605
Gain (loss) on early extinguishment of FHLB advances, net	10,678	(2,488)	(73)	(886)
(Loss) gain on sale of loans	(77)	3,641	—	—
Gain on sale of vacant Beacon land	—	—	—	2,795
Total non-routine noninterest income items	7,367	67,280	25,188	4,514
Core noninterest income	$ 59,910	$ 53,341	$ 48,282	$ 52,596
Total noninterest expenses	$ 241,413	$ 198,242	$ 178,736	$ 209,317
Less: non-routine noninterest expense items:				
Restructuring costs (4) :				
Staff reduction costs (5)	3,018	3,604	6,405	1,471
Legal and consulting fees (6)	3,625	1,689	—	—
Digital transformation expenses	45	412	3,116	—
Lease impairment charge (7)	1,579	810	—	—
Branch closure expenses (8)	33	542	2,404	—
Contract termination costs (9)	7,103	—	—	—
Rebranding costs	—	—	—	3,575
Total restructuring costs	$ 15,403	$ 7,057	$ 11,925	$ 5,046
Other non-routine noninterest expense items:				
Loans held for sale valuation expense (10)	159	—	—	—
Other real estate owned valuation expense (11)	3,408	—	—	—
Total non-routine noninterest expense items	18,970	$ 7,057	$ 11,925	$ 5,046
Core noninterest expense	$ 222,443	$ 191,185	$ 166,811	$ 204,271

(*) See footnotes in Slide 22

amerantbank.com

AMERANT

19 amerantbank.com Years Ended December 31, (in thousands) 2022 2021 2020 2019 Net income (loss) attributable to Amerant Bancorp Inc. $ 63,310 $ 112,921 $ (1,722) $ 51,334 Plus after-tax non-routine items in noninterest expense: Non-routine items in noninterest expenses before income tax effect 15,403 7,057 11,925 5,046 Income tax effect (12) (4,012) (1,652) (7,187) (1,001) Total after-tax non-routine items in noninterest expense 14,958 5,405 4,738 4,045 Plus (less) after-tax non-routine items in noninterest income: Non-routine items in noninterest income before income tax effect (7,367) (67,280) (25,188) (4,514) Income tax effect (12) 1,558 15,750 15,181 895 Total after-tax non-routine items in noninterest income (5,809) (51,530) (10,007) (3,619) Core net income (loss) $ 72,459 $ 66,796 $ (6,991) $ 51,760 Basic earnings (loss) per share $ 1.87 $ 3.04 $ (0.04) $ 1.21 Plus: after tax impact of non-routine items in noninterest expense 0.44 0.15 0.11 0.09 Less: after tax impact of non-routine items in noninterest income (0.17) (1.39) (0.24) (0.08) Total core basic earnings (loss) per common share $ 2.14 $ 1.80 $ (0.17) $ 1.22 Diluted earnings (loss) per share (13) 1.85 $ 3.01 $ (0.04) $ 1.20 Plus: after tax impact of non-routine items in noninterest expense 0.44 0.14 0.11 0.09 Less: after tax impact of non-routine items in noninterest income (0.17) (1.37) (0.24) (0.08) Total core diluted earnings (loss) per common share $ 2.12 $ 1.78 $ (0.17) $ 1.21 Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d)* (*) See footnotes in Slide 22

20 amerantbank.com Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d)* Years Ended December 31, 2022 2021 2020 2019 Net income (loss) / Average total assets (ROA) 0.77% 1.50% (0.02) % 0.65 % Plus: after tax impact of non-routine items in noninterest expense 0.18% 0.07% 0.06% 0.05 % Less: after tax impact of non-routine items in noninterest income (0.07) % (0.68) % (0.13) % (0.05) % Core net income (loss) / Average total assets (Core ROA) 0.88% 0.89% (0.09) % 0.65 % Net income (loss) / Average stockholders' equity (ROE) 8.45% 14.19% (0.21) % 6.43 % Plus: after tax impact of non-routine items in noninterest expense 2.00% 0.68% 0.57% 0.51 % Less: after tax impact of non-routine items in noninterest income (0.78) % (6.48) % (1.19) % (0.45) % Core net income (loss) / stockholders' equity (Core ROE) 9.67% 8.39% (0.83) % 6.49 % Efficiency ratio 72.29% 60.85% 67.95% 77.47 % Less: impact of non-routine items in noninterest expense (5.68) % (2.16) % (4.51) % (1.89) % Plus: impact of non-routine items in noninterest income 1.50% 15.27% 6.70% 1.30 % Core efficiency ratio 68.11% 73.96% 70.14% 76.88% (*) See footnotes in Slide 22

21 amerantbank.com Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d) Years Ended December 31, (in thousands, except per share data and percentages) 2022 2021 2020 2019 Tangible common equity ratio: Stockholders' equity $ 705,726 $ 831,873 $ 783,421 $ 834,701 Less: Goodwill and other intangibles (14) (23,161) (22,528) (21,561) (21,744) Tangible common stockholders' equity $ 682,565 $ 809,345 $ 761,860 $ 812,957 Total assets 9,127,804 7,638,399 7,770,893 7,985,399 Less: Goodwill and other intangibles (14) (23,161) (22,528) (21,561) (21,744) Tangible assets $ 9,104,643 $ 7,615,871 $ 7,749,332 $ 7,963,655 Common shares outstanding 33,815,161 35,883,320 37,842,696 43,146,172 Tangible common equity ratio 7.50% 10.63% 9.83% 10.21 % Stockholders' book value per common share $ 20.87 $ 23.18 $ 20.70 $ 19.35 Tangible stockholders' book value per common share $ 20.19 $ 22.55 $ 20.13 $ 18.84

22 amerantbank.com Appendix 2 Non-GAAP Financial Measures Reconciliations (cont’d) (1) In the fourth quarter of 2022, the Company adopted ASU 2016-13 (CECL), as of the beginning of the period of adoption, January 1, 2022, using the modified retrospective method. The Company recorded the related impact on its ACL in 2022 through a provision for credit losses of $11.1 million. (2) The Company sold its Coral Gables headquarters for $135 million, with an approximate carrying value of $69.9 million at the time of sale and transaction costs of $2.6 million. The Company leased-back the property for an 18-year term. The provision for income tax expense includes $16.1 million related to this transaction in the three months and year ended December 31, 2021. (3) The Company leased-back the property for a 2-year term. (4) Expenses incurred for actions designed to implement the Company’s strategy. These actions include, but are not limited to, reductions in workforce, streamlining operational processes, rolling out the Amerant brand, implementation of new technology system applications, enhanced sales tools and training, expanded product offerings and improved customer analytics to identify opportunities. (5) In 2022, includes expenses primarily in connection with changes in certain positions within our business units, restructuring of business lines and the outsourcing of certain support functions. In 2021, includes expenses in connection with the departure of the Company's Chief Operating Officer and the elimination of various other support function positions, including the NYC LPO. In 2020, the Board of Directors of the Company adopted a voluntary retirement plan for certain eligible long-term employees and an involuntary severance plan for certain other positions consistent with the Company's efforts to streamline operations and better align its operating structure with business activities. 31 employees elected to participate in the voluntary plan, all of whom retired on or before December 31, 2020. The involuntary plan impacted 31 employees most of whom no longer worked for the Company and/or its subsidiaries by December 31, 2020. On December 28, 2020, the Company determined the termination costs and annual savings related to the voluntary and involuntary plans. The Company incurred approximately $3.5 million and $1.8 million in one-time termination costs in the fourth quarter of 2020 in connection with the voluntary and involuntary plans, respectively, the majority of which were paid over time in the form of installment payments until December 2021. The Company estimates that the voluntary and involuntary plans will yield estimated annual savings of approximately $4.2 million and $5.5 million, respectively, for combined estimated annual savings of approximately $9.7 million which began in 2021. (6) In 2022, includes expenses of $3.6 million, including: (i) $2.9 million in connection with the engagement of FIS; (ii) $0.2 million in connection with certain search and recruitment expenses; (iii) $0.1 million of costs associated with the subleasing of the New York office space, and (iv) an aggregate of $0.4 million in other expenses. In the year ended December 31, 2021, includes: (i) expenses in connection with the engagement of FIS of $0.7 million, and (ii) expenses in connection with the Merger and related transactions of $0.8 million. (7) In the year ended December 31, 2022 and 2021, includes $1.6 million and $0.8 million, respectively, of ROU asset impairment associated with the closure of a banking center in Pembroke Pines, Florida in 2022, and in connection with the closure of the NYC loan production office in 2021. (8) Expenses related to the banking center lease termination in Wellington, Florida in 2022, the lease termination of the Fort Lauderdale banking center in 2021, and the closures of one banking center in Fort Lauderdale, Florida and another banking center in Houston, Texas in 2020. (9) Contract termination and related costs associated with third party vendors resulting from the Company’s engagement of FIS. (10) Fair value adjustment related to the New York loan portfolio held for sale carried at the lower of cost or fair value. (11) Fair value adjustment related to one OREO property in New York. (12) In the years 2022, 2021, 2020 and 2019, amounts were calculated based upon the effective tax rate for the periods of 21.15%, 23.41%, 60.27% and 19.83%, respectively. (13) In the years ended December 31, 2022 and 2021, potential dilutive instruments consisted of unvested shares of restricted stock, restricted stock units and performance stock units (unvested shares of restricted stock and restricted stock units for all of the other periods shown). In 2020, potential dilutive instruments were not included in the dilutive earnings per share computation because the Company reported a net loss and their inclusion would have an antidilutive effect. In the years 2022, 2021 and in 2019, potential dilutive instruments were included in the diluted earnings per share computation because, when the unamortized deferred compensation cost related to these shares was divided by the average market price per share in those periods, fewer shares would have been purchased than restricted shares assumed issued. Therefore, in those periods, such awards resulted in higher diluted weighted averages shares outstanding than basic weighted average shares outstanding, and had a dilutive effect in per share earnings. (14) Other intangible assets consist of, among other things, mortgage servicing rights of $1.3 million and $0.6 million at December 31, 2022 and 2021, respectively, and are included in other assets in the Company's consolidated balance sheets. We had no mortgage servicing rights at any of the other periods shown.

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